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                                                                    EXHIBIT 21.1

                                 Subsidiaries
                                 ------------

Subsidiary                             Jurisdiction           Share Ownership
----------                             ------------           ---------------
The State Group Limited                Ontario                100% of the outstanding share capital is owned by Bracknell
                                                              Corporation


II.  Restricted Subsidiaries
Subsidiary                             Jurisdiction           Share Ownership
----------                             ------------           ---------------
The State Services Group Limited       Ontario                100% of the outstanding share capital is owned by The State
                                                              Group Limited

The State Group International Limited  Michigan               100% of the outstanding share capital is owned by The State
                                                              Group Limited

The State Group (USA) Limited          Delaware               100% of the outstanding share capital is owned by The State
                                                              Group Limited

Preferred Electric, Inc.               Illinois               100% of the outstanding share capital is owned by The State
                                                              Group (USA) Limited

Preferred Electric Construction Corp.  Illinois               100% of the outstanding share capital is owned by The State
                                                              Group (USA) Limited

Bracknell Telecommunication            Ontario                100% of the outstanding share capital is owned by Bracknell
Services Inc.                                                 Corporation

Parsons Electric Holdings Inc.         Delaware               100% of the outstanding share capital is owned by Nationwide
                                                              Electric, Inc.

Parsons Electric Co.                   Minnesota              100% of the outstanding share capital is owned by Parsons
                                                              Electric Holdings, Inc.

Eagle Electric Holdings, Inc.          Minnesota              100% of the outstanding share capital is owned by Nationwide
                                                              Electric, Inc.

Eagle Electric Holdings, Inc.          Delaware               100% of the outstanding share capital is owned by Nationwide
                                                              Electric, Inc.

Eagle Electrical Systems, Inc.         Ohio                   100% of the LLC interest is owned by Eagle Electric Holdings,
                                                              Inc. - Delaware

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
Subsidiary                             Jurisdiction           Share Ownership
----------                             ------------           ---------------
Southwest Systems Limited              Nevada                 99% of the outstanding share capital is owned by Eagle Electric
                                                              Holdings, Inc. - Delaware, and 1% owned by Eagle Electrical Systems
                                                              Inc.

Allison-Smith Company                  Georgia                100% of the outstanding share capital is owned by Bracknell
                                                              Georgia LP, Inc.

Henderson Electric Co. Inc.            Delaware               100% of the outstanding share capital is owned by Parsons
                                                              Electric Holdings, Inc.

Neal Electric, Inc.                    California             100% of the outstanding share capital is owned by Parsons
                                                              Electric Holdings, Inc.

Neal Equipment, LLC                    California             99% of the outstanding share capital is owned by Parsons Electric
                                                              Company and 1% owned by Parsons Electric Holdings, Inc.

354709 Alberta Ltd.                    Alberta                100% of the outstanding share capital is owned by Bracknell
                                                              Corporation

334108 Alberta Ltd.                    Alberta                100% of the outstanding share capital is owned by Bracknell
                                                              Corporation

Sylvan Industrial Piping, Inc.         Michigan               100% of the outstanding share capital is owned by Parsons
                                                              Electric Holdings, Inc.

Highlight Wireless Solutions Inc.      Ontario                100% of the outstanding share capital is owned by Bracknell
                                                              Telecommunications Services Inc.

Highlight Solutions, Inc.              Delaware               100% of the outstanding share capital is owned  by Bracknell
                                                              Telecommunications Services Inc.

Sunbelt Integrated Trade Services,     Delaware               100% of the outstanding share capital is owned by Parsons
Inc.                                                          Electric Holdings, Inc.

Quality Mechanical Contractors, Inc.   Nevada                 100% of the outstanding share capital is owned by Sunbelt
                                                              Integrated Trade Services, Inc.

Bracknell Georgia LP, LLC              Georgia                100% of the outstanding share capital is owned by Sunbelt Integrated
                                                              Trade Services, Inc.

Bracknell GP, LLC                      Texas                  100% of the outstanding share capital is owned by Sunbelt Integrated
                                                              Trade Services, Inc.

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
Subsidiary                             Jurisdiction           Share Ownership
----------                             ------------           ---------------
Bracknell LP, LLC                      Nevada                 100% of the outstanding share capital is owned by Sunbelt Integrated
                                                              Trade Services, Inc.

Crouch Industries LLC                  Texas                  100% of the outstanding share capital is owned by Sunbelt Integrated
                                                              Trade Services, Inc.

Bracknell Facilities Services Inc.     Delaware               100% of the outstanding share capital is owned by Nationwide
                                                              Electric, Inc.

1406883 Ontario Limited                Ontario                100% of the outstanding share capital is owned by Bracknell
                                                              Corporation.

3041768 Nova Scotia Company            Nova Scotia            100% of the outstanding share capital is owned by Bracknell
                                                              Limited Partnership

Bracknell B (Wyoming) LLC              Wyoming                100% of the outstanding share capital is owned by 3041768 Nova
                                                              Scotia Company

Bracknell A (Wyoming) LLC              Wyoming                100% of the outstanding common shares are held by Bracknell B
                                                              (Wyoming) LLC and 100% of the preferred shares are held by
                                                              3041768 Nova Scotia Company

Bracknell Corporation (USA), Inc.      Florida                100% of the outstanding share capital is owned by Bracknell
                                                              Corporation.

Adesta Ventures, Inc.                  Delaware               100% of the outstanding share capital is owned by Adesta
                                                              Communications, Inc.

Adesta of Colorado, Inc.               Delaware               100% of the outstanding share capital is owned by Adesta
                                                              Communications, Inc.

Patton Management Corporation          Georgia                100% of the outstanding share capital is owned by Bracknell
                                                              Corporation (USA), Inc.

Adesta Communications, Inc.            Delaware               100% of the outstanding share capital is owned by Bracknell
                                                              Corporation (USA), Inc.

Adesta  of the District of Columbia,   District of Columbia   100% of the outstanding share capital is owned by Adesta
Inc.                                                          Communications, Inc.

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
III.     Additional Subsidiaries Which Are Not Restricted Subsidiaries
Subsidiary                             Jurisdiction           Share Ownership
----------                             ------------           ---------------
1341996 Ontario Inc.                   Ontario                100% of the outstanding share capital is owned by Bracknell
                                                              Corporation

1357248 Ontario Inc.                   Ontario                100% of the outstanding share capital is owned by Bracknell
                                                              Corporation

Les Services de Gestion Clientech      Canada                 100% of the outstanding share capital is owned by Bracknell
Inc./Clientech Management Services                            Corporation
Inc.

Telecommunications Technologies,       Chile                  80% of the outstanding share capital is owned by Able Telcom
Inc., TTH, CA                                                 International, Inc.

Able Telcom Do Brasil, Ltda            Brazil                 99.9% of the outstanding share capital is owned by Able Telcom
                                                              International, Inc.

Able Telcom International, Inc.        Florida                100% of the outstanding share capital is owned by Bracknell
                                                              Corporation (USA), Inc.

Able Wireless, Inc.                    Florida                100% of the outstanding share capital is owned by Able Telcom
                                                              International, Inc.

Adesta Transportation, Inc.            Delaware               100% of the outstanding share capital is owned by Adesta
                                                              Communications, Inc.

MFS TransTech, Inc.                    Delaware               85% of the outstanding share capital is owned by Adesta
                                                              Transportation, Inc.


IV.      Partnerships
Subsidiary                             Jurisdiction           Share Ownership
----------                             ------------           ---------------
Bracknell Limited Partnership          Nevada                 1406883 Ontario Limited (General Partner and 0.1% limited partner),
                                                              The State Group Limited (79.9% limited partner), The State Services
                                                              Group Limited (15% limited partner), Highlight Construction Ltd. (5%
                                                              limited partner)

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
Allison Smith Operations Limited      Georgia                Allison Smith Company (1% General Partner), Quality Mechanical
Partnership                                                  Contractors, Inc. (99% Limited Partner)

Inglett & Stubbs Operations Limited   Georgia                Bracknell Georgia LP, Inc. (1% General Partner), Quality
Partnership                                                  Mechanical Contractors, Inc. (99% Limited Partner)

Bracknell Investments Limited         Texas                  Bracknell GP, LLC (1% General Partner), Bracknell LP, LLC (99%
Partnership                                                  Limited Partner)